EXHIBIT 99.10

WRITTEN CONSENT TO ACTION

OF DIRECTORS AND THE SOLE OFFICER OF

SAVMOBI TECHNOLOGY INC.

January 5, 2023

The undersigned, being Directors and the Sole Officer of SavMobi Technology Inc., a Nevada corporation, pursuant to the Bylaws of the Corporation and the Nevada Business Corporation Act, hereby takes, confirms and approves the actions described in the resolutions below.

WHEREAS:

1.	The Corporation has agreed to accept the resignation of Chen Xinxin from the position of President, Secretary and Director, and;

2.	The Corporation requires the services of a President, Secretary and Director, and;

3.	Mr.Guowei Zhang, Mr. Hongwei Li, Ms. Xiujuan Chen and Ms. Chuchu Zhang have the required experiences, training and skills, and;

4.	The Corporation believes that it is in the best interest of the Corporation to appoint Mr.Guowei Zhang as the Corporation’s President, Secretary and as a Director, and Mr. Hongwei Li, Ms. Xiujuan Chen and Ms. Chuchu Zhang as Directors ;

NOW THEREFORE IT IS RESOLVED THAT

1.	Effective immediately following the ratification by his signing of this Consent to Action by Chen Xinxin, current President and Secretary of the Corporation, the Corporation accepts the resignation of Chen Xinxin from all the aforesaid positions;

2.	Effective immediately following the acceptance by the Corporation of the resignation of Chen Xinxin, the Corporation hereby appoints Mr.Guowei Zhang to the position of President, Secretary and Director.

3.	Effective immediately hereby appoints Mr. Hongwei Li, Ms. Xiujuan Chen and Ms. Chuchu Zhang to the position of Director.

3.	The appropriate officers of the Corporation are hereby authorized and directed to take all such further action and to execute, acknowledge, deliver and/or file all such other instruments and documents in the name and on behalf of the Corporation, as in their judgment shall be necessary, proper or advisable, in order to fully carry out the intent and to accomplish the purposes of the foregoing resolution.

IN WITNESS WHEREOF, the undersigned has executed these Consent Resolutions as of the 5th day of January 2023.

Guowei Zhang President and Director	Hongwei Li Director

Xiujuan Chen Director	Chuchu Zhang Director